Exhibit 23.1


                          Independent Auditors' Consent


Astea International Inc. and Subsidiaries
Horsham, Pennsylvania



We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 of our report dated February 21, 2003 relating to the consolidated financial statements of Astea International Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.


/s/ BDO Seidman, LLP

Philadelphia, Pennsylvania
August 7, 2003